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                                                                      EXHIBIT 21


        Subsidiaries of Atria Communities, Inc., a Delaware corporation
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Hillhaven Properties, Ltd., an Oregon corporation
Atria Health Centers, Inc., a Delaware corporation
Atrium at Buckhead, LLC, a Georgia limited liability company
Atria St. Matthews, LLC, a Kentucky limited liability company
Atria Stoneybrook, LLC, a Kentucky limited liability company
Atria Springdale, LLC, a Kentucky limited liability company
Atrium at Weston Court, LLC, a Tennessee limited liability company Atrium at Weston Place, LLC, a Tennessee limited liability company Elder Healthcare Developers, LLC, a Georgia limited liability company Atria Cordova, LP, a Tennessee limited partnership
Atria Riverdale, LP, a Tennessee limited partnership
Woodhaven Partnership Ltd., a Florida limited partnership
Cornerstone Care, L.L.C., a Kentucky limited liability company
Atria Highland Crossing, LLC, a Kentucky limited liability company